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                                                                    Exhibit 99.1

         The undersigned hereby agree as follows:

         WHEREAS, the undersigned have purchased shares of common stock of Waste Technology Corp.; and

         WHEREAS, the undersigned are obligated to file Statements on Schedule 13G with the United States Securities and Exchange Commission (the "SEC") to report their purchases of such securities;

         NOW, THEREFORE, the undersigned hereby agree that a single Statement on
Schedule 13G be filed with the SEC on behalf of each of them.

Dated:   February 14, 2000               By: /s/ Erma Tacopino
                                             -----------------------------------
                                             Erma Tacopino

Dated:   February 14, 2000               By: /s/ Cosimo Tacopino
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                                             Cosimo Tacopino